Exhibit 99.1

News Release

Investor Contact:	Chris O'Neal	EnPro Industries
	Senior Vice President, Strategy, Corporate	5605 Carnegie Boulevard
	Development and Investor Relations	Charlotte, North Carolina 28209-4674
Phone:	704-731-1527	Phone: 704-731-1500
Email:	investor.relations@enproindustries.com	Fax: 704-731-1511
www.enproindustries.com

EnPro Industries Reports Fourth Quarter and Full Year 2019 Results;
Introduces Full Year 2020 Guidance

Fourth Quarter and Full Year 2019 Highlights
(All results reflect comparisons to prior-year period unless otherwise noted and Fairbanks Morse as a discontinued operation)

•	Sales decreased 1.4% to $286.5 million for the quarter; decreased 5.4% to $1,205.7 million for the year

•	Segment profit increased 145.2% to $28.2 million for the quarter; decreased 1.8% to $123.1 million for the year

•
Loss from continuing operations was $8.2 million for the quarter versus a loss of $39.8 million in the prior-year period; income from continuing operations increased to $7.8 million for the year versus a loss of $4.7 million for the prior year

•	Adjusted EBITDA increased 27.7% to $43.3 million for the quarter; decreased 4.9% to $169.4 million for the year

•
Diluted loss per share from continuing operations was $0.40 for the quarter versus a loss of $1.92 in the prior-year period; diluted earnings per share from continuing operations increased to $0.38 for the year versus a loss of $0.22 for the prior year

•
Adjusted diluted earnings per share from continuing operations increased 54% to $0.57 for the quarter versus $0.37 in the prior-year period; relatively flat at $2.68 for the year versus $2.69 for the prior year

•
Strategic portfolio shaping actions in 2019 and early 2020 included the acquisitions of LeanTeq and The Aseptic Group and the divestitures of Fairbanks Morse and the Rome, Georgia heavy-duty truck brake shoe business

2020 Guidance

•	Adjusted EBITDA range of $180 million to $190 million, with 18-20% of full-year adjusted EBITDA anticipated for Q1 2020

•	Adjusted diluted earnings per share from continuing operations range of $2.82 to $3.14

CHARLOTTE, N.C., February 25, 2020 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the 3-month and 12-month periods ended December 31, 2019.

“We are pleased to have completed the previously announced divestiture of our Fairbanks Morse division on January 21, 2020, marking a significant milestone for EnPro as we reshape our portfolio of businesses. The transaction bolstered our balance sheet and increased our flexibility to invest capital in both our existing businesses that have compelling characteristics and new businesses that are aligned with our strategic M&A criteria. We are committed to maintaining a strong balance sheet, focusing on aftermarket exposure and recurring revenue opportunities, and leveraging the EnPro Operating System for continuous improvement and increased shareholder value,” said Marvin Riley, Chief Executive Officer.

“During the quarter, our businesses experienced positive momentum in the aerospace, semiconductor, food and pharma, nuclear, and oil and gas markets and achieved solid profitability growth. Segment profit and consolidated adjusted EBITDA were up 145.2% and 27.7%, respectively, versus the prior year despite challenging demand conditions in the heavy-duty truck, general industrial, and automotive markets,” added Mr. Riley.

“The sales decline in the heavy-duty truck portion of our Sealing Products segment was driven primarily by lower demand and the sale of our Rome, Georgia business in the third quarter of 2019. In response to the ongoing challenges in this portion of Sealing Products, we ceased operations during the fourth quarter of three underperforming product lines. These actions support our continuing work to significantly reduce our exposure in the heavy-duty truck market by eliminating low margin businesses. We expect to fundamentally reshape our heavy-duty truck business and its cost structure this year,” added Mr. Riley.

Financial Highlights
(Amounts in millions except per share data and percentages)

	Quarter Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Net sales	$286.5	$290.7	(1.4)%	$1,205.7	$1,274.1	(5.4)%
Segment Profit	$28.2	$11.5	145.2%	$123.1	$125.3	(1.8)%
Segment Margin	9.8%	4.0%		10.2%	9.8%
Income (Loss) from Continuing Operations	$(8.2)	$(39.8)	nm	$7.8	$(4.7)	nm
Net Income (Loss)	$2.8	$(27.1)	nm	$38.3	$19.6	95.4%
Diluted Earnings (Loss) Per Share from Continuing Operations	$(0.40)	$(1.92)	nm	$0.38	$(0.22)	nm
Adjusted Net Income[1]	$11.7	$7.8	50.0%	$55.7	$56.7	(1.8)%
Adjusted Diluted Earnings Per Share[1]	$0.57	$0.37	54.1%	$2.68	$2.69	(0.4)%
Adjusted EBITDA[1]	$43.3	$33.9	27.7%	$169.4	$178.1	(4.9)%
Adjusted EBITDA Margin[1]	15.1%	11.7%		14.0%	14.0%
1 See the attached schedules for adjustments and reconciliations to GAAP numbers.

Fourth Quarter 2019 Sales and Segment Profit
During the fourth quarter, sales decreased 1.4% compared to the same period of 2018. Growth in the aerospace, semiconductor, food and pharma, nuclear, and oil and gas markets, including the contribution from the businesses acquired in 2019, was more than offset by weakness in the heavy-duty truck, general industrial, and automotive markets. Excluding the impact of foreign exchange translation and sales from acquired and divested businesses, organic sales for the quarter declined 2.1% compared to the fourth quarter of 2018.

Segment profit in the fourth quarter increased 145.2% year-over-year driven primarily by acquisitions as well as improved results in the heavy-duty truck business resulting from cost reductions and the exit from the brake shoe operation. These improvements more than offset restructuring charges in the fourth quarter of 2019 related to the discontinuation of select product lines in the heavy-duty truck business. Excluding the impact of acquisition-related costs, foreign exchange translation, acquisitions and divestitures, and restructuring charges, total segment profit increased 3.9% compared to the fourth quarter of last year.

Other Operating Expense Not Included in Segment Profit
In the fourth quarter, we recorded a $25.7 million non-cash impairment charge in connection with the ongoing review of our heavy-duty truck business. This charge is reflected on the income statement in “other operating expenses” and excluded from segment profit in order to provide clarity on comparisons with prior periods, consistent with past practice. This charge resulted in the net loss for the fourth quarter.

Fourth Quarter Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Products
Includes Garlock, Technetics Group and Stemco businesses

	Quarter Ended December 31,			Year Ended December 31,
(Amounts in millions except percentages)	2019	2018	Change	2019	2018	Change
Sales	$220.8	$217.2	1.7%	$911.5	$954.4	(4.5)%
Segment Profit (Loss)	$24.2	$6.3	284.1%	$93.8	$85.2	10.1%
Segment Margin	11.0%	2.9%		10.3%	8.9%
Adjusted Segment EBITDA[1]	$44.9	$33.8	32.8%	$161.7	$159.1	1.6%
Adjusted Segment EBITDA[1] Margin	20.3%	15.6%		17.7%	16.7%
1 See the attached schedules for adjustments and reconciliations to GAAP numbers.

•
Sales increased 1.7% in the fourth quarter versus the prior-year period due to favorable demand in the aerospace, food and pharma, nuclear, oil and gas, and semiconductor markets and the impacts of the company’s acquisitions of LeanTeq and The Aseptic Group in 2019. The year-over-year growth due to these markets and acquisitions was offset in part by declines in the heavy-duty truck and general industrial markets. Results were also impacted by unfavorable foreign exchange translation and the company’s divestiture of its brake shoe business in the third quarter of 2019. Excluding the impact of foreign exchange translation and acquisitions and divestitures, fourth quarter sales were relatively flat compared to the prior-year period.

•
Segment profit increased 284.1% in the fourth quarter versus the prior-year period, due primarily to acquisitions as well as improvements in the heavy-duty truck business driven by cost reductions and the sale of the brake shoe operation. Excluding the impact of restructuring costs, acquisition-related costs, acquisitions and divestitures, and unfavorable foreign exchange translation, segment profit increased 4.3% compared to the prior-year period.

Engineered Products
Includes GGB and CPI businesses

	Quarter Ended December 31,			Year Ended December 31,
(Amounts in millions except percentages)	2019	2018	Change	2019	2018	Change
Sales	$66.9	$74.5	(10.2)%	$298.3	$323.9	(7.9)%
Segment Profit (Loss)	$4.0	$5.2	(23.1)%	$29.3	$40.1	(26.9)%
Segment Margin	6.0%	7.0%		9.8%	12.4%
Adjusted Segment EBITDA[1]	$9.7	$9.0	7.8%	$46.9	$56.3	(16.7)%
Adjusted Segment EBITDA[1] Margin	14.5%	12.1%		15.7%	17.4%
1 See the attached schedules for adjustments and reconciliations to GAAP numbers.

•
Sales decreased 10.2% in the fourth quarter versus the prior-year period primarily due to weakness in the automotive and general industrial markets. Excluding the impact of foreign exchange translation, sales decreased 8.3% compared to the prior-year period.

•
Segment profit decreased 23.1% in the fourth quarter versus the prior-year period primarily due to restructuring expenses related to cost-reduction initiatives implemented in response to market challenges. Excluding the impact of restructuring costs and unfavorable foreign exchange translation, segment profit increased 1.9% compared to the prior-year period.

Power Systems
Discontinued operations, includes Fairbanks Morse

In the fourth quarter, the company announced that it had entered into a definitive agreement to sell its Fairbanks Morse division, which comprised the entire Power Systems segment, to an affiliate of funds managed by private equity firm Arcline Investment Management for a purchase price of $450 million, subject to customary adjustments at closing. The company announced the closing of the transaction on January 21, 2020. For all periods presented, the financial condition, results of operations, and cash flows of Fairbanks Morse are reported as discontinued operations.

Balance Sheet and Cash Flow
The company successfully completed the divestiture of Fairbanks Morse in January and has used a portion of the net proceeds from the transaction to pay down its revolving credit facility. In addition, the company is committed to maintaining a disciplined approach to deploying capital for increased shareholder value, which could include future acquisitions and share repurchases.

For 2019, the company generated $131 million of cash flow from continuing operations, or $109 million of free cash flow net of capital expenditures of $22 million. This compares to $213 million of cash flow from continuing operations, or $177 million of free cash flow net of capital expenditures of $36 million, in the prior year period when the company benefited from net tax proceeds of $78 million. The company ended the year with a Net Debt to Adjusted EBITDA ratio of 3.0x. When taking into account the estimated net cash proceeds from the sale of Fairbanks Morse, the pro forma Net Debt to Adjusted EBITDA ratio is 0.8x.

During the fourth quarter, the company paid a $0.25 per share quarterly dividend with a total value of $5.2 million.

2020 Guidance
“In line with current macroeconomic forecasts, we expect to see current trends continue through the first half of the year in most markets we serve and continued weakness throughout the year in the heavy-duty truck market. We expect these headwinds to be more than offset by cost reductions across EnPro and increased earnings in our semiconductor and food and pharma businesses. Taking these factors into account, as well as the anticipated impact of the Coronavirus based on what we know today, we expect adjusted EBITDA for 2020 to be between $180 million and $190 million, with 18-20% occurring in the first quarter, and 2020 adjusted diluted earnings per share from continuing operations to be between $2.82 and $3.14,” said Mr. Riley.

2020 Guidance (as of 2/25/20)
Adjusted EBITDA	$180 million - $190 million
Adjusted Diluted EPS	$2.82 - $3.14

Full-year guidance excludes changes in the number of shares outstanding, impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the fourth quarter, the impact of foreign exchange rate changes subsequent to the end of the fourth quarter, impacts from further spread of the Coronavirus, and environmental and litigation charges.

Conference Call and Webcast Information
EnPro will hold a conference call today, February 25, at 8:30 a.m. Eastern Time to discuss fourth quarter 2019 results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13698177. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the presentation, log on to the webcast by clicking the link on the company’s home page.

Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted net income, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, and cash flow from continuing operations net of capital expenditures (or free cash flow) as well as segment adjusted EBITDA and segment adjusted EBITDA margin. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2020 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented. These estimates exclude changes in the number of shares outstanding, impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the fourth quarter, the impact of foreign exchange rate changes subsequent to the end of the fourth quarter, and any litigation or environmental charges. Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements
Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions in the markets served by EnPro’s businesses, some of which are cyclical and experience periodic downturns; prices and availability of its raw materials; the impact of fluctuations in relevant foreign currency exchange rates; unanticipated delays or problems in introducing new products; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; the impact of the acquisition of LeanTeq on its existing customer relationships; impacts from further spread of the Coronavirus; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. EnPro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q, describe these and other risks and uncertainties in more detail. EnPro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

About EnPro Industries
EnPro Industries, Inc. is a niche provider of precision components, solutions, and services with a well-diversified customer base. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.

Consolidated Statements of Operations (Unaudited)

For the Quarters and Years Ended December 31, 2019 and 2018
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended		Years Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$286.5	$290.7	$1,205.7	$1,274.1
Cost of sales	188.4	201.0	801.9	855.6
Gross profit	98.1	89.7	403.8	418.5
Operating expenses:
Selling, general and administrative	79.5	73.0	314.9	311.6
Other	28.4	15.0	32.3	21.1
Total operating expenses	107.9	88.0	347.2	332.7
Operating income (loss)	(9.8)	1.7	56.6	85.8
Interest expense	(5.9)	(7.0)	(19.6)	(28.5)
Interest income	0.2	0.5	1.4	1.2
Other expense	(6.8)	(29.0)	(34.1)	(43.4)
Income (loss) from continuing operations before income taxes	(22.3)	(33.8)	4.3	15.1
Income tax benefit (expense)	14.1	(6.0)	3.5	(19.8)
Income (loss) from continuing operations	(8.2)	(39.8)	7.8	(4.7)
Income from discontinued operations, net of taxes	11.0	12.7	30.5	24.3
Net income (loss)	$2.8	$(27.1)	$38.3	$19.6
Basic earnings (loss) per share:
Continuing operations	$(0.40)	$(1.92)	$0.38	$(0.22)
Discontinued operations	0.54	0.61	1.48	1.16
Basic earnings (loss) per share	$0.14	$(1.31)	$1.86	$0.94
Average common shares outstanding (millions)	20.6	20.7	20.7	20.9
Diluted earnings (loss) per share:
Continuing operations	$(0.40)	$(1.92)	$0.38	$(0.22)
Discontinued operations	0.54	0.61	1.47	1.16
Diluted earnings (loss) per share	$0.14	$(1.31)	$1.85	$0.94
Average common shares outstanding (millions)	20.6	20.7	20.8	20.9

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Years Ended December 31, 2019 and 2018
(Stated in Millions of Dollars)

	2019	2018
Operating activities of continuing operations
Net income	$38.3	$19.6
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	(30.5)	(24.3)
Depreciation	30.4	31.6
Amortization	37.5	34.5
Loss on extinguishment of debt	—	18.1
Deferred income taxes	(29.4)	1.6
Stock-based compensation	6.8	6.5
Loss on divestiture of business	11.4	—
Asset impairments	29.4	14.1
Other non-cash adjustments	2.5	2.0
Change in assets and liabilities, net of effects of acquisitions, divestitures, deconsolidation, and reconsolidation of businesses:
Asbestos insurance receivables	5.8	29.9
Accounts receivable, net	9.9	(1.1)
Inventories	7.0	(23.0)
Accounts payable	(15.9)	(4.9)
Other current assets and liabilities	27.4	101.1
Other non-current assets and liabilities	0.2	7.1
Net cash provided by operating activities of continuing operations	130.8	212.8
Investing activities of continuing operations
Purchases of property, plant and equipment	(21.6)	(36.1)
Proceeds from sale of business	3.6	—
Acquisitions, net of cash acquired	(310.5)	—
Receipts from settlements of derivative contracts	—	9.3
Proceeds from sale of property, plant and equipment	0.8	30.7
Other	(3.4)	(2.8)
Net cash provided by (used in) investing activities of continuing operations	(331.1)	1.1
Financing activities of continuing operations
Proceeds from debt	652.7	1,014.7
Repayments of debt	(487.9)	(1,184.9)
Repurchase of common stock	(15.0)	(50.0)
Dividends paid	(20.9)	(20.3)
Other	(5.1)	(11.9)
Net cash provided by (used in) financing activities of continuing operations	123.8	(252.4)
Cash flows of discontinued operations
Operating cash flows	76.8	13.6
Investing cash flows	(11.8)	(27.1)
Net cash provided by (used in) discontinued operations	65.0	(13.5)
Effect of exchange rate changes on cash and cash equivalents	3.1	(7.7)
Net decrease in cash and cash equivalents	(8.4)	(59.7)
Cash and cash equivalents at beginning of period	129.6	189.3
Cash and cash equivalents at end of period	$121.2	$129.6
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest, net	$19.2	$33.3
Income taxes, net	$8.8	$(77.9)

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2019 and 2018
(Stated in Millions of Dollars)

	2019	2018

Current assets:
Cash and cash equivalents	$121.2	$129.6
Accounts receivable	160.8	163.7
Inventories	157.1	174.2
Income tax receivable	28.7	49.6
Other current assets	27.6	28.8
Current assets held for sale	254.1	186.2
Total current assets	749.5	732.1
Property, plant and equipment	218.8	234.3
Goodwill	485.3	322.1
Other intangible assets	466.9	297.3
Other assets	114.6	50.1
Non-current assets held for sale	—	79.9
Total assets	$2,035.1	$1,715.8
Current liabilities:
Current maturities of long-term debt	$4.1	$2.4
Accounts payable	82.7	96.4
Accrued expenses	137.3	132.0
Current liabilities held for sale	89.5	61.2
Total current liabilities	313.6	292.0
Long-term debt	625.2	462.5
Deferred taxes and non-current income taxes payable	74.6	37.6
Other liabilities	106.8	60.2
Non-current liabilities held for sale	—	5.8
Total liabilities	1,120.2	858.1
Redeemable non-controlling interest	28.0	—
Shareholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	292.1	301.0
Retained earnings	632.2	603.3
Accumulated other comprehensive loss	(36.4)	(45.5)
Common stock held in treasury, at cost	(1.2)	(1.3)
Total shareholders' equity	886.9	857.7
Total liabilities and equity	$2,035.1	$1,715.8

In January 2019, we adopted a new accounting standard that requires us to recognize an asset and liability for operating leases that were previously not recorded on the balance sheet. We had approximately $37.5 million of assets recorded in other assets, and liabilities of $9.3 million reflected in accrued expenses and $28.4 million in other liabilities at December 31, 2019 that were not required to be recorded at December 31, 2018.

Additionally, in January 2019 we adopted a new accounting standard that allowed for the reclassification of disproportionate income tax effects ("stranded tax effects") resulting from the Tax Cuts and Jobs Act from accumulated other comprehensive loss to retained earnings. We made an adjustment reclassifying a net tax benefit of $11.5 million from accumulated other comprehensive loss to retained earnings.

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Years Ended December 31, 2019 and 2018
(Stated in Millions of Dollars)

Sales
	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Sealing Products	$220.8	$217.2	$911.5	$954.4
Engineered Products	66.9	74.5	298.3	323.9
	287.7	291.7	1,209.8	1,278.3
Less intersegment sales	(1.2)	(1.0)	(4.1)	(4.2)
	$286.5	$290.7	$1,205.7	$1,274.1

Segment Profit
	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Sealing Products	$24.2	$6.3	$93.8	$85.2
Engineered Products	4.0	5.2	29.3	40.1
	28.2	11.5	123.1	125.3

Segment Margin
	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Sealing Products	11.0%	2.9%	10.3%	8.9%
Engineered Products	6.0%	7.0%	9.8%	12.4%
	9.8%	4.0%	10.2%	9.8%

Reconciliation of Segment Profit to Income (Loss) from Continuing Operations
	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Segment profit	$28.2	$11.5	$123.1	$125.3
Corporate expenses	(10.9)	(8.4)	(36.4)	(34.9)
Interest expense, net	(5.7)	(6.5)	(18.2)	(27.3)
Other expense, net	(33.9)	(30.4)	(64.2)	(48.0)
Income (loss) from continuing operations before income taxes	(22.3)	(33.8)	4.3	15.1
Income tax benefit (expense)	14.1	(6.0)	3.5	(19.8)
Income (loss) from continuing operations	$(8.2)	$(39.8)	$7.8	$(4.7)

Segment profit is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, impairments, and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.

EnPro Industries, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income from Continuing Operations and Adjusted
Diluted Earnings Per Share (Unaudited)
For the Quarters and Years Ended December 31, 2019 and 2018
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended December 31,
	2019				2018
	$	Average common shares outstanding, diluted (millions)	Per share		$	Average common shares outstanding diluted (millions)	Per share
Net income (loss)	$2.8	20.6	$0.14		$(27.1)	20.7	$(1.31)
Income from discontinued operations, net of taxes	11.0				12.7
Income tax benefit (expense)	14.1				(6.0)
Loss from continuing operations before income taxes	(22.3)				(33.8)
Adjustments:
Restructuring and impairment costs	31.4				15.3
Environmental reserve adjustments and other costs associated with previously disposed businesses	4.9				11.0
Loss on sale of business	1.1				—
Loss on extinguishment of debt	—				18.1
Acquisition and divestiture expenses	1.0				0.4
Pension expense (income) (non-service cost)	0.9				(0.2)
Non-controlling interest compensation allocation***	0.5				—
Other	—				0.8
Adjusted income from operations before income taxes	17.5				11.6
Adjusted income tax expense	(5.8)				(3.8)
Adjusted net income from continuing operations	$11.7	20.7	$0.57	**	$7.8	21.0	$0.37	**

	Years Ended December 31,
	2019				2018
	$	Average common shares outstanding, diluted (millions)	Per share		$	Average common shares outstanding diluted (millions)	Per share
Net income (loss)	$38.3	20.8	$1.85		$19.6	20.9	$0.94
Income from discontinued operations, net of taxes	30.5				24.3
Income tax expense	3.5				(19.8)
Income from continuing operations before income taxes	4.3				15.1
Adjustments:
Restructuring and impairment costs	35.1				22.1
Environmental reserve adjustments and other costs associated with previously disposed businesses	14.5				13.4
Loss on sale of business	16.3				—
Loss on extinguishment of debt	—				18.1
Acquisition and divestiture expenses	8.9				2.0
Pension expense (non-service cost)	3.3				11.9
Non-controlling interest compensation allocation***	0.5				—
Other	0.3				2.1
Adjusted income from operations before income taxes	83.2				84.7
Adjusted income tax expense	(27.5)				(28.0)
Adjusted net income from continuing operations	$55.7	20.8	$2.68	**	$56.7	21.1	$2.69	**
Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported net income and earnings per share, including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, or other selected items. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.
The environmental reserve adjustments and other costs associated with previously disposed businesses, loss on sale of business, loss on extinguishment of debt and pension expense (settlement and other non-service cost) are included as part of other expense. The non-controlling interest compensation allocation, acquisition and divestiture expenses, and other costs are included in selling, general, and administrative and other operating expenses. Restructuring and impairment costs are included as part of other operating expense and cost of sales.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 33.0% for continuing operations. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.

*There were 0.1 million of potentially diluted shares excluded from the calculation of consolidated earnings per share for the quarter ended December 31, 2019, 0.3 million of potentially diluted shares excluded from the calculation of consolidated earnings per share for the quarter ended December 31, 2018, and there were 0.2 million potentially dilutive shares excluded from the calculation of consolidated earnings per share for the year ended December 31, 2018 since they were antidilutive. These shares were added back for the purposes of calculating adjusted net income per share for that period.

** Adjusted diluted earnings per share.

***Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisition of LeanTeq that is subject to reduction for certain types of employment terminations of the LeanTeq sellers and is directly related to the terms of the acquistion of LeanTeq. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisition unless certain employment terminations have occured.

EnPro Industries, Inc.
Reconciliation of Segment Profit to Adjusted Segment EBITDA (Unaudited)
For the Quarters and Years Ended December 31, 2019 and 2018
(Stated in Millions of Dollars)

	Quarter Ended December 31, 2019
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit	$24.2	$4.0	$28.2
Acquisition expenses	0.5	—	0.5
Non-controlling interest compensation allocation*	0.5	—	0.5
Restructuring and impairment costs	4.1	1.3	5.4
Depreciation and amortization expense	15.6	4.4	20.0
Earnings before interest, income taxes, depreciation, amortization, and other selected items (adjusted segment EBITDA)	$44.9	$9.7	$54.6
Adjusted segment EBITDA margin	20.3%	14.5%	19.1%

	Quarter Ended December 31, 2018
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit	$6.3	$5.2	$11.5
Acquisition expenses	0.2	—	0.2
Restructuring costs	15.1	0.2	15.3
Depreciation and amortization expense	12.2	3.6	15.8
Adjusted segment EBITDA	$33.8	$9.0	$42.8
Adjusted segment EBITDA margin	15.6%	12.1%	14.7%

	Year Ended December 31, 2019
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit	$93.8	$29.3	$123.1
Acquisition and divestiture expenses	7.7	0.7	8.4
Non-controlling interest compensation allocation*	0.5	—	0.5
Restructuring and impairment costs	6.6	2.1	8.7
Depreciation and amortization expense	53.1	14.8	67.9
Adjusted segment EBITDA	$161.7	$46.9	$208.6
Adjusted segment EBITDA margin	17.7%	15.7%	17.3%

	Year Ended December 31, 2018
	Sealing	Engineered	Total
	Products	Products	Segments
Segment profit	$85.2	$40.1	$125.3
Acquisition expenses	1.8	0.1	1.9
Restructuring costs	21.4	0.7	22.1
Depreciation and amortization expense	50.7	15.4	66.1
Adjusted segment EBITDA	$159.1	$56.3	$215.4
Adjusted segment EBITDA margin	16.7%	17.4%	16.9%

For a reconciliation of segment profit to income (loss) from continuing operations, please refer to the Segment Information (Unaudited) schedule.

*Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisition of LeanTeq being subject to reduction for certain types of employment terminations of the LeanTeq sellers. This expense is recorded in selling, general, and administration expenses on our Consolidated Statement of Operations and is directly related to the terms of the acquisition of LeanTeq. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisition unless certain employment terminations have occurred.

EnPro Industries, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)

For the Quarters and Years Ended December 31, 2019 and 2018
(Stated in Millions of Dollars)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$2.8	$(27.1)	$38.3	$19.6
Adjustments to arrive at earnings before interest, income taxes, depreciation and amortization (EBITDA):
Income from discontinued operations, net of taxes	(11.0)	(12.7)	(30.5)	(24.3)
Interest expense, net	5.7	6.5	18.2	27.3
Income tax benefit (expense)	(14.1)	6.0	(3.5)	19.8
Depreciation and amortization expense	20.1	15.8	68.0	66.1
EBITDA	3.5	(11.5)	90.5	108.5
Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization and other selected items (Adjusted EBITDA):
Restructuring and impairment costs	31.4	15.3	35.1	22.1
Environmental reserve adjustment and other costs associated with previously disposed businesses	4.9	11.0	14.5	13.4
Loss on sale of business	1.1	—	16.3	—
Loss on extinguishment of debt	—	18.1	—	18.1
Acquisition and divestiture expenses	1.0	0.4	8.9	2.0
Pension expense (income) (non-service cost)	0.9	(0.2)	3.3	11.9
Non-controlling interest compensation allocation**	0.5	—	0.5	—
Other	—	0.8	0.3	2.1
Adjusted EBITDA	$43.3	$33.9	$169.4	$178.1

*Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026.

**Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisition of LeanTeq being subject to reduction for certain types of employment terminations of the LeanTeq sellers. This expense is recorded in selling, general, and administration expenses on our Consolidated Statement of Operations and is directly related to the terms of the acquisition of LeanTeq. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisition unless certain employment terminations have occurred.

Supplemental disclosure: For the year ended December 31, 2019, approximately 60% of the adjusted EBITDA as presented above was attributable to EnPro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.